UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) February 24, 2009
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(i) On February 6, 2009, Reynolds American Inc., referred to as RAI, filed a Form 8-K, referred to as the prior Form 8-K, reporting, among other things, the approval of certain awards granted under the Amended and Restated Reynolds American Inc. Long-Term Incentive Plan, referred to as the LTIP, to be effective March 2, 2009, referred to as the 2009 LTIP awards, to certain executive officers, including Susan M. Ivey, Thomas R. Adams, Daniel M. Delen and Tommy J. Payne.
At a meeting held on February 24, 2009, the Compensation and Leadership Development Committee of the Board of Directors, referred to as the Board, of RAI modified the following terms of the 2009 LTIP awards:
•	The dividend performance adjustment to the number of performance shares earned by each grantee was modified to provide that if RAI fails to pay cumulative dividends of at least $10.20 per share ($.85 per share quarterly dividend times 12 quarterly dividends) for the three-year performance period ending December 31, 2011, referred to as the performance period, then the number of performance shares in each 2009 LTIP award grant will be reduced by an amount equal to three times the percentage of the dividend underpayment for the performance period, up to a maximum performance share reduction of 50 percent.

•	The payment of dividend equivalents on unvested performance shares during the performance period was eliminated and replaced with a single cash dividend equivalent payment at the time the performance shares vest. The amount of the cash dividend equivalent payment will be equal to the aggregate amount of the dividends per share declared and paid to RAI shareholders on RAI common stock for the period from the beginning of the performance period through the payment of the performance shares, multiplied by the number of performance shares actually earned by the grantee after the performance adjustments.

•	The formula for determining the number of performance shares Ms. Ivey, and Messrs. Adams, Delen and Payne will receive on March 2, 2009 was modified to provide that for each grantee, the number of performance shares granted will be equal to (1) the dollar amount for each grantee set forth below, divided by (2) the greater of (a) the per share closing price of RAI common stock on March 2, 2009, and (b) the average per share closing price of RAI common stock for the 60 trading days prior to the grant date: Ms. Ivey — $7,398,000; Mr. Adams — $1,290,800; Mr. Delen — $2,372,700; and Mr. Payne — $806,400.
A copy of the form of Performance Share Agreement, dated March 2, 2009, between RAI and the grantee named therein, is attached to this Report as Exhibit 10.1.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following is filed as an Exhibit to this Report.

Number	Exhibit

10.1	Form of Performance Share Agreement (three-year vesting), dated March 2, 2009, between Reynolds American Inc. and the grantee named therein.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III
Title: Senior Vice President, Deputy General Counsel and Secretary
Date: March 2, 2009

INDEX TO EXHIBITS

Number	Exhibit

10.1	Form of Performance Share Agreement (three-year vesting), dated March 2, 2009, between Reynolds American Inc. and the grantee named therein.